Exhibit 99.1

[ECC Logo]

ECC CAPITAL CORPORATION ANNOUNCES REORGANIZATION
TO FOCUS ON CORE WHOLESALE LENDING OPERATIONS

IRVINE, CA, January 6, 2006 — ECC Capital Corporation (NYSE: ECR), a mortgage finance real estate investment trust, today announced a reorganization designed to reduce costs and improve efficiency.

This reorganization will involve the consolidation of seven wholesale loan processing centers into three. These three centers are located regionally in Irvine, Calif.; Downers Grove, Ill.; and Glen Allen, Va. Lending operations for ECC Capital’s retail subsidiary, Bravo Credit Corporation, will be consolidated into two centers based in Irvine and Glen Allen. ECC Capital believes that this new footprint will continue to provide strong national coverage.

This reorganization will result in a reduction in force of more than 440 employees, or 27% of ECC Capital’s total workforce. ECC Capital expects to complete this reorganization by March 2006. ECC Capital is in the process of finalizing the anticipated costs and savings related to this reorganization.

“In light of present market conditions, we believe it is necessary to make this significant adjustment,” said Shabi Asghar, Co-CEO and President of ECC Capital. “We regret that these changes will impact so many of ECC Capital’s associates and their families; unfortunately this action is necessary in order to remain competitive and to improve the operating results of our mortgage banking operations,” said Mr. Asghar.

About ECC Capital Corporation

ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage real estate investment trust (REIT) that originates and invests in residential mortgage loans. Through its wholesale and retail subsidiaries, ECC Capital offers a series of mortgage products to borrowers, with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. ECC Capital is structured to qualify as a REIT by managing a portfolio of nonconforming loans it originates or acquires. As a REIT, ECC Capital’s principal business objective is to generate net income for distribution to its stockholders from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that those forward-looking statements be subject to the safe-harbor created thereby. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to: (i) the condition of the U.S. economy and financial system, (ii) the interest rate environment, (iii) the stability of residential property values, (iv) the potential effect of new state or federal laws or regulations, (v) the effect of increasing competition, (vi) ECC Capital’s ability to implement successfully its business strategy, (vii) continued availability of credit facilities and access to the securitization markets or other sources of capital including the whole loan sale market, (viii) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, and (ix) other factors and risks discussed in ECC Capital’s Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on April 8, 2005. You should also be aware that, except as otherwise specified, all information in this news release is as of January 6, 2006. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.